                               AMERIKING, INC.
                              CALCULATION OF EPS
               (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                              SEP. 2, 1994
                              THROUGH DEC.      FISCAL    PRO FORMA, AS
                                31, 1994         1995     ADJUSTED 1995
                            ---------------  ----------  -------------
NET INCOME ................       $ 241         $ 902        $ 2,405
ORIGINAL PREFERRED STOCK  .        (122)         (450)          (450)
EXCHANGEABLE PREFERRED
 STOCK ....................                                   (3,750)
                            ---------------  ----------  -------------
EARNINGS AVAIL. FOR COMMON
 STOCKHOLDERS .............       $ 119         $ 452       ($ 1,795)
WEIGHTED AVERAGE SHARES
 OUTSTANDING ..............    1,000.01      1,000.01       1,046.83
FULLY DILUTED W/A SHARES
 OUTSTANDING ..............    1,123.61      1,123.61       1,170.43
EARNINGS PER SHARE
 (WEIGHTED AVERAGE) .......       $0.12         $0.45         ($1.71)
EARNINGS PER SHARE (FULLY
 DILUTED) .................       $0.11         $0.40         ($1.53)

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                         PRO FORMA, AS              PRO FORMA, AS              PRO GORMA AS
                             ACTUAL YTD  ADJUSTED YTD   ACTUAL YTD  ADJUSTED YTD   ACTUAL LTM  ADJUSTED LTM
                              10/2/95       10/2/96      9/30/96       9/30/96      9/30/96       9/30/96
                            ----------  -------------  ----------  -------------  ----------  -------------
NET INCOME ................  $     721     $   1,938    ($     638)   ($     176)  ($     457)   $     291
ORIGINAL PREFERRED STOCK  .       (338)         (338)         (338)         (338)        (450)        (450)
EXCHANGEABLE PREFERRED
 STOCK ....................                   (2,813)                     (2,813)                   (3,750)
                             ---------     ----------    ----------    ---------    ---------    ---------
EARNINGS AVAIL. FOR COMMON
 STOCKHOLDERS .............  $     383     ($  1,213)   ($     976)   ($   3,327)  ($     907)   ($  3,909)
WEIGHTED AVERAGE SHARES
 OUTSTANDING ..............   1,000.01      1,046.83      1,000.01      1,046.83     1,000.01     1,046.83
FULLY DILUTED W/A SHARES
 OUTSTANDING ..............   1,123.61      1,170.43      1,195.33      1,170.43     1,195.33     1,170.43
EARNINGS PER SHARE
 (WEIGHTED AVERAGE) .......      $0.38        ($1.16)       ($0.98)       ($3.18)      ($0.91)      ($3.73)
EARNINGS PER SHARE (FULLY
 DILUTED) .................      $0.34        ($1.04)       ($0.82)       ($2.84)      ($0.76)      ($3.34)